                                                                     Exhibit 4.6

               THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE
                   SECURITIES ACT OF 1933, AS AMENDED, OR THE
                      SECURITIES LAWS OF ANY STATE AND MAY
                       NOT BE SOLD OR TRANSFERRED ABSENT
                           REGISTRATION THEREUNDER OR
                              EXEMPTION THEREFROM
                              -------------------





                      SECURITY CAPITAL REALTY INCORPORATED

                     12% CONVERTIBLE SUBORDINATED DEBENTURE

                               DUE JUNE 30, 2014

                               TABLE OF CONTENTS


                                  ARTICLE ONE
                                  DEFINITIONS

                                                                           Page
                                                                           ----
SECTION 1.01.  Definitions.................................................   2
SECTION 1.02.  Rules of Construction.......................................   6

                                  ARTICLE TWO
                                THE DEBENTURES

SECTION 2.01.  Debentures Part of Series...................................   7
SECTION 2.02.  Interest; Payment of Interest...............................   7
SECTION 2.03.  The Register................................................   8
SECTION 2.04.  Registered Holders..........................................   8
SECTION 2.05.  Transfers and Exchanges of Debentures;
               Lost or Mutilated Debentures................................   9
SECTION 2.06.  New Debentures..............................................  10
SECTION 2.07.  Cancellation of Debentures..................................  11

                                 ARTICLE THREE
                           REDEMPTION OF DEBENTURES

SECTION 3.01.  Redemption at the Option of the
               Company.....................................................  11
SECTION 3.02.  Redemption in Part..........................................  11
SECTION 3.03.  Notice of Redemption........................................  11
SECTION 3.04.  Effect of Notice of Redemption..............................  12

                                  ARTICLE FOUR
                                   COVENANTS

SECTION 4.01.  Payment of Debenture........................................  12
SECTION 4.02.  Corporate Existence, Etc....................................  13
SECTION 4.03.  Insurance...................................................  13
SECTION 4.04.  Taxes, Claims for Labor and Materials,
               Compliance with Laws........................................  13
SECTION 4.05.  Limitation on Dividends and Purchases
               of Capital Stock or Subordinated
               Indebtedness................................................  13
SECTION 4.06.  Reporting...................................................  14

                                      (i)

                                                                           Page
                                                                           ----
SECTION 4.07.  Incurrence of Additional
               Indebtedness................................................  14

                                  ARTICLE FIVE
                                   CONVERSION

SECTION 5.01.  Conversion Privilege........................................  14
SECTION 5.02.  Exercise of Conversion Privilege............................  15
SECTION 5.03.  Adjustments of Conversion Price;
               Certain Other Adjustments...................................  16
SECTION 5.04.  Notice of Adjustments of Conversion
               Price.......................................................  22
SECTION 5.05   Notice of Certain Corporate Action..........................  22
SECTION 5.06.  Company to Reserve Capital Stock............................  23
SECTION 5.07.  Taxes on Conversion.........................................  23
SECTION 5.08.  Covenant as to Capital Stock................................  23
SECTION 5.09.  Registration and Listing of Common Stock....................  23

                                  ARTICLE SIX
                              DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default...........................................  24
SECTION 6.02.  Acceleration................................................  25
SECTION 6.03.  Other Remedies..............................................  26
SECTION 6.04.  Waiver of Past Defaults.....................................  27
SECTION 6.05.  Undertaking for Costs.......................................  27

                                 ARTICLE SEVEN
                                 SUBORDINATION

SECTION 7.01.  Subordination of Debentures to
               Senior Indebtedness.........................................  27
SECTION 7.02.  No Payment on Debenture in
               Certain Circumstances.......................................  28
SECTION 7.03.  Debenture Subordinated to Prior Payment of
               All Senior Indebtedness on Dissolution,
               Liquidation or Reorganization of Company....................  29


                                      (ii)


                                                                           Page
                                                                           ----
SECTION 7.04.  Holder of Debenture to Be Subrogated
               to Rights of Holders of Senior
               Indebtedness................................................  31
SECTION 7.05.  Obligations of the Company
               Unconditional...............................................  32
SECTION 7.06.  Subordination Rights Not
               Impaired by Acts or Omissions of
               Company or Holders of Senior
               Indebtedness................................................  32
SECTION 7.07.  Article Seven Not to Prevent Events
               of Default..................................................  32

                                 ARTICLE EIGHT
                             AMENDMENTS AND WAIVERS

SECTION 8.01.  With Consent of Holders.....................................  33
SECTION 8.02.  Revocation and Effect of
               Consents....................................................  34
SECTION 8.03.  Notation on or Exchange of
               Debentures..................................................  34
SECTION 8.04.  Effect of Amendment.........................................  34

                                  ARTICLE NINE
                                 MISCELLANEOUS

SECTION 9.01.  Notices.....................................................  35
SECTION 9.02.  Consents....................................................  36
SECTION 9.03.  Governing Law...............................................  36
SECTION 9.04.  No Adverse Interpretation of Other
               Agreements..................................................  36
SECTION 9.05.  No Recourse Against Others..................................  36
SECTION 9.06.  Successors..................................................  36
SECTION 9.07.  Severability................................................  36
SECTION 9.08.  Replacement.................................................  36



                                     (iii)

                THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE
                      SECURITIES ACT OF 1933, AS AMENDED,
                  OR THE SECURITIES LAWS OF ANY STATE AND MAY
                       NOT BE SOLD OR TRANSFERRED ABSENT
                 REGISTRATION THEREUNDER OR EXEMPTION THEREFROM
                 ----------------------------------------------

     The following information is provided solely for the purpose of applying the original issue discount ("OID") rules of the Internal Revenue Code of 1986, as amended, to this Debenture. This Debenture is issued with OID on _____ __, 19__ (the "Issue Date"). Information relating to the issue price, the amount of OID, and the yield to maturity will be available within 10 days of the issue date by contacting:

     Security Capital Realty Incorporated
     125 Lincoln Avenue, Suite 300
     Santa Fe, New Mexico 87501
     Attn:  Jeffrey Gottlieb
     Telephone No.:  (915) 877-3900

                     12% CONVERTIBLE SUBORDINATED DEBENTURE

                               DUE JUNE 30, 2014


$ __________________                                        No. S-______________
                                                                  PPN: 81414#AB2

     Security Capital Realty Incorporated, a Maryland corporation (the "Company"), for value received, hereby promises to pay to the order of ____________, or its registered assigns, the principal sum of $ ___________ in U.S. Legal Tender (as defined herein) on June 30, 2014 (the "Maturity Date"), and to pay Interest (as defined herein) on this Debenture (as defined herein) in accordance with the provisions of this Debenture in U.S. Legal Tender to the Registered Holder hereof, beginning to accrue on the Issue Date and semi-annually thereafter on the last Business Day (as defined herein) of June and December in each calendar year (each such date an "Interest Payment Date") or, in the case of principal and Interest due on the Maturity Date, on such Maturity Date. The principal and Interest payable on any Interest Payment Date will be paid to the Person (as defined herein) in whose name this Debenture is registered at the close of business on the immediately preceding December 15 or June 15 (each such December 15 or June 15, a "Record Date"). Payment of the principal of and Interest on this Debenture will be mailed to the address of the Person entitled thereto as such Person's name and address shall appear in the Register (as defined herein).

                                  ARTICLE ONE

                                  DEFINITIONS

     SECTION 1.01. Definitions. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Debenture and of any amendment hereto shall have the respective meanings specified in this Section 1.01.

     "Acceleration Date" shall have the meaning assigned to such term in Section 6.02.

     "Affiliate" of any specified Person shall mean any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

     "Bankruptcy Law" shall have the meaning assigned to such term in Section 6.01.

     "Business Day" shall mean any day of the year (other than any Saturday or Sunday) on which the Federal Reserve Bank is open for business in New York, New York.

     "Capital Stock" shall mean, collectively, the Company's equity securities of every class, including, without limitation, the Company's Common Stock.

     "Capitalized Lease Obligation" shall mean obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations determined in accordance with such principles.

     "Closing Price" shall mean the reported last sale price of a unit of a security regular way on a given day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the New York Stock Exchange Composite Tape, or, if the security is not listed or admitted to trading on such exchange, on the American Stock Exchange Composite Tape, or, if the security is not listed or admitted to trading on such exchange, the principal national securities exchange on which the security is listed or admitted to trading, or, if the security is not listed or admitted to trading on any national securities exchange, the closing sales price, or, if there is no closing sales price, the average of the closing bid and asked prices, in the over-the-counter market as reported by the NASDAQ, or, if not so reported, as reported by the National Quotation Bureau, Incorporated, or any successor thereof, or, if not so reported, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose, or, if no such prices are furnished, the fair market value of the security as estimated by the Company using an identical valuation formula to that used in determining the pricing for the Company's then most-recent sale of more than $35 million of similar securities to unaffiliated third parties, or if no such sale has occurred, as determined in good faith by the Company, which estimate shall be prepared at the expense of the Company; provided, that any determination of the "Closing Price" of any security hereunder shall be based on the assumption that such security is freely transferable without registration under the Securities Act.

     "Commission" shall mean the Securities and Exchange Commission or any other applicable Federal agency at the time administering the Securities Act.

     "Common Stock" shall mean the Company's Common Stock, $.01 par value per share.

     "Company" shall mean Security Capital Realty Incorporated and its successors and assigns.

     "Conversion Price" shall have the meaning assigned to such term in Section 5.01(b).

     "Convertible Securities" shall have the meaning assigned to such term in
Section 5.03(b).

     "Custodian" shall have the meaning assigned to such term in Section 6.01.

     "Debenture" shall have the meaning assigned to such term in Section 2.01.

     "Debentureholder" shall mean the Registered Holder of a Debenture.

     "Default" shall mean any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Default Notice" shall have the meaning assigned to such term in Section 7.02(b).

     "Deferred Interest" shall have the meaning assigned to such term in Section 2.02(a).

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Event of Default" shall have the meaning assigned to such term in Section 6.01.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "GAAP" shall mean generally accepted accounting principles as in effect in the United States of America on the date of this Debenture.

     "Holder," "Holder of Debentures," "Debentureholder" or other similar terms shall mean the Registered Holder of a Debenture.

     "Indebtedness" shall mean, with respect to any Person, (i) any liability, contingent or otherwise, of such Person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (B) evidenced by a note, debenture or similar instrument (including a purchase money obligation) or (C) for the payment of money relating to a Capitalized Lease Obligation; (ii) any liability of others of the kind described in the preceding clause (i) which the Person has guaranteed or which is otherwise its legal liability; (iii) any obligation secured by a Lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability; and (iv) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii) or
(iii).

     "Interest" shall mean all interest accruing hereunder, including Mandatory Interest and Deferred Interest, together with accrued and unpaid interest on Deferred Interest as provided in Section 2.02(a).

     "Interest Payment Date" shall mean the last Business Day of December and June of each calendar year following the Issue Date.

     "Issue Date" shall have the meaning assigned to such term in the first paragraph of this Debenture.

     "Lien" shall mean any mortgage, pledge, lien (statutory or otherwise), security interest, encumbrance, charge or adverse claim upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

     "Mandatory Interest" shall have the meaning assigned to such term in
Section 2.02(a).

     "Material Subsidiary" shall mean any Subsidiary in which the aggregate amount directly or indirectly invested by the Company, whether by way of debt, equity, guaranty or otherwise, and which remains at risk exceeds $100,000,000.

     "Maturity Date" or "Maturity" shall mean June 30, 2014.

     "Memorandum" shall mean REALTY's May 17, 1994 Private Placement Memorandum, as supplemented and amended.

     "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System.

     "New Debenture" shall have the meaning assigned to such term in Section
2.06.

     "Notice of Default" shall have the meaning assigned to such term in Section 6.01.

     "Old Debenture" shall have the meaning assigned to such term in Section
2.06.

     "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other private legal entity or government or other agency or political subdivision thereof.

     "Record Date" shall mean December 15 and June 15 of each calendar year.

     "Redemption Date" shall mean the date fixed for redemption pursuant to this Debenture.

     "Redemption Price" shall have the meaning assigned to such term in Section 3.04.

     "Reference Date" shall have the meaning assigned to such term in Section 5.03(b).

     "Register" shall have the meaning assigned to such term in Section 2.03.

     "Registered Holder" shall mean the Holder of a Debenture as set forth in the Register.

     "Registry Office" shall have the meaning assigned to such term in Section 2.03.

     "Restricted Payment" shall have the meaning assigned to such term in
Section 4.05.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Senior Indebtedness" shall mean the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws to the extent allowed in such proceeding) on any Indebtedness of the Company, whether outstanding on the date of this Debenture or hereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, Indebtedness of the kind described in this clause), unless, in the case of any particular Indebtedness, deferral, renewal, extension, refunding, amendment, modification or supplement, the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness, deferral, renewal, extension, refunding, amendment, modification or supplement shall not be senior in right of payment to the Debentures. Notwithstanding anything to the contrary in the foregoing, however, Senior Indebtedness shall not include (a) Indebtedness or amounts owed (except to banks and other financing institutions) for goods or materials purchased in the ordinary course of business, for compensation to employees, or for services,
(b) in the case of each Debenture, the other Debentures, (c)

Indebtedness of the Company to a Subsidiary or (d) Indebtedness to any officer or director of the Company or of any Subsidiary.

     "Subordinated Indebtedness" shall mean all unsecured Indebtedness that by its terms is subordinate in right of payment, in dissolution, liquidation or otherwise to the Debentures.

     "Subsidiary" shall mean a corporation all of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by a Subsidiary of the Company or by the Company and a Subsidiary of the Company.

     "Trading Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, other than a day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

     "Transfer" shall have the meaning assigned to such term in Section 2.05(b).

     "U.S. Legal Tender" shall mean such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States.

     SECTION 1.02. Rules of Construction. Unless the context otherwise requires:

          (1) a term has the meaning expressly assigned to it hereby;

          (2) a technical accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5) provisions apply to successive events and transactions;

          (6) "herein," "hereof" and other words of similar import refer to this Debenture as a whole and not to any particular Article, Section or other subdivision;

          (7) references to statutes, regulations and rules include subsequent amendments and successors thereto unless the context otherwise requires;

          (8) the various headings of this Debenture are provided herein for convenience only any shall not affect the meaning or interpretation of this Debenture or any provision hereof; and

          (9) if any payment hereunder shall become due on any day which is not a Business Day, such payment shall be made on the next succeeding Business Day.

                                  ARTICLE TWO

                                THE DEBENTURES

     SECTION 2.01. Debentures Part of Series. This Debenture is one of the duly authorized issues of Debentures of the Company designated as its 12% Convertible Subordinated Debentures Due June 30, 2014 as described in the Memorandum (together with any amendments thereto and substitutions therefor, individually a "Debenture" and collectively the "Debentures"). The Debentures are unsecured debt obligations of the Company that are subordinated to its Senior Indebtedness. All Debentures will be treated equally and all payments (whether for principal, Interest or otherwise) will be made pro rata among Registered Holders based upon the aggregate amount which the Company is obligated to pay at such time to such Registered Holders. If any Registered Holder of any Debenture obtains any payment (whether voluntary, involuntary, by application of offset or otherwise) of principal of or Interest on any Debenture in excess of such Registered Holder's pro rata share of payments obtained by all Registered Holders of the Debentures, such Registered Holder will return such excess payment to the Company and the Company shall pay such excess to the other Registered Holders of the Debentures as is necessary to cause such Registered Holders to share the excess payment ratably among each of them as provided in this Section 2.01.

          SECTION 2.02. Interest; Payment of Interest. This Debenture shall bear Interest for the period from the Issue Date to the Maturity Date (or in the case of redemption in accordance with Article Three hereof, to the Redemption Date, or in the case of conversion, in accordance with Article Five hereof, to the date of such conversion) at a rate of 12% per annum calculated on the basis of a 360 day year consisting of twelve 30 day months. Payments of Interest on this Debenture will be made on the Interest Payment Dates of each calendar year (except in the case of a special Record Date) prior to the Maturity Date or redemption or conversion and on the Maturity Date and Redemption Date and the date of conversion to the Holder of record at the close of business on the immediately preceding Record Date as follows:

          (a) Interest. This Debenture shall bear interest at a rate of twelve percent (12%) per annum on the outstanding principal balance hereunder, of which the current payment of three and one-half percent (3.5%) per annum is mandatory ("Mandatory Interest") and of which eight and one-half percent (8.5%) per annum may be deferred at the election of the Company ("Deferred Interest"). Unless otherwise provided in Section 5.01, all

     Interest must be paid in U.S. Legal Tender. Interest on the amount of Deferred Interest which is unpaid on any Interest Payment Date shall accrue and compound annually at the rate of twelve percent (12%) per annum. Deferred Interest and Interest thereon will be payable in all events on the Maturity Date, the Redemption Date or the conversion date (in accordance with Section 5.01(a) and the other provisions hereof), as the case may be, or earlier if the Company so elects. Notwithstanding any other provision of this Section or any other Debenture, the Company may elect, in its sole and absolute discretion, to pay, on any Interest Payment Date, Interest in excess of the amount required hereunder provided that (i) the aggregate amount of Interest paid at any time and from time to time, when added to all amounts of Interest previously paid, shall not exceed an amount which provides the Holder hereof a return of twelve percent (12%) compounded annually through the date of such payment; and (ii) any such payments are made on a pro rata basis to each Holder of a Debenture.

          (b) Payment Upon Maturity Date. At the Maturity Date, the Holder of this Debenture will be entitled to receive (i) payment of the outstanding principal balance hereunder plus (ii) any accrued and unpaid Interest.

          (c) Payment Upon Redemption Date. At the Redemption Date, the Holder of this Debenture will be entitled to receive (i) payment of the outstanding principal balance hereunder to be redeemed in accordance with
     Article III hereof plus (ii) any accrued and unpaid Interest thereon to and including the Redemption Date.

          (d) Payment Upon Conversion. Upon conversion of this Debenture into Capital Stock pursuant to Section 5.02, accrued and unpaid Interest shall be paid as provided in Section 5.01(a).

Except as otherwise provided in this Debenture, the Company will not pay any additional amount to the Holder in respect of any deduction or other governmental charges of any taxing authority imposed upon or as a result of any payment of the principal of, or Interest on or any other payment under this Debenture.

     SECTION 2.03. The Register. The Company will keep at its principal office (the "Registry Office") one or more books (the "Register") for the registration of the Debentures (including all transfers) and the names and addresses of the Registered Holders of the Debentures. All transfers of the Debentures and the names and addresses of the transferees of the Debentures shall be registered in the Register under such reasonable regulations as the Company may prescribe.

     SECTION 2.04. Registered Holders. The Company will deem and treat the Registered Holder of this Debenture as the absolute owner hereof and will not be affected by any notice to the contrary. Payment of the principal of and Interest on this Debenture shall be made only to the Registered Holder hereof. All such payments so made shall be valid and effectual to satisfy and discharge the liability of the Company upon this Debenture to the extent of the sum or sums so paid. For the purpose of any request, direction or consent hereunder, the Company may deem and treat the Registered Holder of this Debenture as the Holder without production of such Debenture.

     SECTION 2.05. Transfers and Exchanges of Debentures; Lost or Mutilated Debentures.

     (a) Subject to Section 2.05(b), the Registered Holder hereof may from time to time assign or transfer in the manner provided in this Section 2.05 to one or more Persons all or any part of this Debenture, and to the extent of any such assignment or transfer (unless otherwise stated therein), the transferee of such assignment or transfer (unless otherwise stated therein), shall become a Registered Holder of this Debenture. Each transferee so becoming a Registered Holder shall be vested with all rights and powers under this Debenture of a Registered Holder hereunder and shall take and hold its Debenture subject to the provisions of this Debenture and to any request made, waiver or consent given or other action taken hereunder by each previous Registered Holder of this Debenture.

     (b) No Holder may sell, assign, transfer, or otherwise dispose of this Debenture (collectively "Transfer"), if the Transfer, taken alone or together with all other Transfers of Debentures, would (i) violate or result in a violation of, any provision of the Securities Act, applicable state securities or "blue sky" laws, as amended, or any other applicable provision of law; (ii) subject the Company or an Affiliate to regulation as an Investment Company under the Investment Company Act of 1940, as amended; (iii) subject the Company or an Affiliate to duties and liabilities under ERISA; (iv) cause the Company or an Affiliate of the Company to be or become a "bank" or a "bank holding company" within the meaning of the Bank Holding Company Act of 1956, as amended, or any successor statute thereto or within the meaning of any state statute defining such terms; (v) cause the Company or an Affiliate of the Company to be or become a "savings association" or a "savings and loan holding company" within the meaning of the Home Owners' Loan Act, as amended or any successor statute thereto; (vi) cause the Company or an Affiliate of the Company to be or become a "savings association," "savings and loan association", "savings bank", "savings and loan holding company" or "savings bank holding company" within the meaning of any state statute defining such terms; (vii) cause the Company to no longer qualify as a "domestically controlled real estate investment trust" for purposes of the United States Foreign Investment in Real Property Tax Act of 1980; or
(viii) result in any Person beneficially owning more than 9.8% of the Common Stock unless, in the case of this clause (viii), the Company, in its sole discretion, grants its prior written consent to such Transfer. In determining whether a Transfer would cause the Company or an Affiliate of the Company to be a "bank", "bank holding company", "savings association", "savings and loan association", "savings bank", "savings and loan holding company", "savings bank holding company" or "not a domestically controlled real estate investment trust" the Company may assume that upon Transfer the Debenture would be converted to Common Stock.

     (c) The Registered Holder may Transfer this Debenture upon the surrender of this Debenture at the Registry Office, and no such Transfer shall be effective until such surrender to the Company of the Debenture to be transferred has been made. Upon such surrender the Company shall execute in the name of the transferee(s) a new Debenture or Debentures in denominations not less than $1,000 each and in aggregate principal amount equal to the original principal amount of the Debenture so surrendered.

     (d) If this Debenture is presented or surrendered for exchange or Transfer, it shall be accompanied by a written instrument or instruments of assignment or transfer, duly executed by the Registered Holder and the transferee or by their respective attorneys duly authorized in writing (which instrument shall contain appropriate warranties of the transferee), and an opinion of counsel addressed to the Company, each in form and substance and furnished by counsel reasonably satisfactory to the Company, and which opinion shall state that such Transfer or assignment does not violate, or result in the violation of, any provision of the Securities Act, applicable state securities or "blue sky" laws, as amended, or any other applicable provision of law, and as to such other matters as the Company reasonably may request. The Company shall not be required to make a transfer or an exchange of this Debenture for a period of ten (10) Business Days preceding any Interest Payment Date.

     (e) No notarial act shall be necessary for the Transfer or exchange of this Debenture pursuant to this Section 2.05, and the Holder of any Debenture issued as provided in this Section 2.05 shall be entitled to any and all rights and privileges granted under this Debenture to a Registered Holder.

     (f) If this Debenture shall become mutilated or be destroyed, lost or stolen, the Company, upon the written request of the Registered Holder, shall execute and deliver to the Registered Holder a new Debenture in exchange and substitution for the mutilated Debenture, or in lieu of and in substitution for the Debenture so destroyed, lost or stolen, in either case in a principal amount equal to the original principal amount of the Debenture so mutilated, destroyed, lost or stolen, as reflected in the Register. The applicant for a substituted Debenture shall furnish to the Company such security or indemnity or such combination thereof as may be reasonably required by the Company to save the Company harmless from all risks, and the applicant shall also furnish to the Company evidence to its reasonable satisfaction of the mutilation, destruction, loss or theft of the applicant's Debenture and of the applicant's ownership thereof.

     SECTION 2.06. New Debentures.

     (a) Each new Debenture ("New Debenture") issued pursuant to Section 2.05 in exchange for, in substitution for or in lieu of a Debenture ("Old Debenture") shall be dated the date of such Old Debenture. The Company shall mark on each New Debenture (i) the date and the extent to which principal and Interest has been paid on such Old Debenture and (ii) all payments and prepayments of principal made on such Old Debenture which are allocable to such

New Debenture. Interest and principal shall be deemed to have been paid on such New Debenture to the date and to the extent to which Interest and principal was paid on such Old Debenture.

     (b) Any New Debenture issued pursuant to Section 2.05 in exchange for or in substitution for or in lieu of an Old Debenture shall be the valid obligation of the Company evidencing the same debt as such Old Debenture and shall be entitled to the benefits of this Debenture. No service charge shall be made for any exchange or transfer of this Debenture, but the Company may require payment of a sum to cover any tax or governmental charge imposed with respect thereto.

     SECTION 2.07. Cancellation of Debentures. If this Debenture is surrendered to the Company for the purpose of payment, transfer or exchange, it shall be cancelled by the Company, and no Debentures shall be issued in lieu hereof except as expressly required or permitted by this Debenture.


                                 ARTICLE THREE

                           REDEMPTION OF DEBENTURES

     SECTION 3.01. Redemption at the Option of the Company. The Company may redeem Debentures (including this Debenture), in whole or in part, at any time upon not less than sixty (60) days' and not more than ninety (90) days' prior written notice to the Holders of the Debentures at a price, payable in U.S. Legal Tender only, equal to one hundred percent (100%) of the outstanding principal amount thereof, plus the amount of any accrued and unpaid Interest on such principal and Interest thereon to the Redemption Date; provided that any Debenture called for redemption may at the option of the Holder, be converted into Common Stock in accordance with Article Five, during the period commencing on the 50th day prior to the Redemption Date and ending on the 3rd day prior to the Redemption Date, regardless of whether the conversion privilege pursuant to Article Five is otherwise exercisable.

     SECTION 3.02. Redemption in Part. Debentures may be redeemed in part in denominations of $1,000 or any integral multiple thereof. In case of a redemption in part, the Debentures to be redeemed shall be selected pro rata and there shall be redeemed from each Holder that portion of principal amount of all Debentures being redeemed which the outstanding principal amount of Debentures held by such Holder bears to the total principal amount of Debentures then outstanding.

     SECTION 3.03. Notice of Redemption. At least sixty (60) days but not more than ninety (90) days before a Redemption Date, the Company shall provide notice of redemption to each Holder at such Holder's latest address set forth in the Register. Failure to give notice by mail, or any defect in the notice to the Holder of any Debenture shall not affect the validity of the proceedings for the redemption of any other Debentures. The notice shall state:

          (1)  the Redemption Date;

          (2)  the Redemption Price;

          (3) that Debentures called for redemption must be surrendered to the Company to collect the Redemption Price;

          (4) that, unless the Company defaults in making the redemption payment on the Redemption Date, Interest on Debentures called for redemption shall cease to accrue on and after the Redemption Date and, unless the Holder has timely converted its Debentures in accordance with Article Five hereof, in which case the rights of such Holder shall be determined in accordance with said Article, the only remaining right of the Holder of such Debentures is to receive payment of the Redemption Price upon surrender of the Debentures redeemed to the Company;

          (5) if any Debenture is being redeemed in part, the portion of the principal amount of such Debenture to be redeemed and that, after the Redemption Date, and upon surrender of such Debenture, a new Debenture or Debentures in aggregate principal amount equal to the unredeemed portion thereof will be issued; and

          (6) if less than the entire principal amount of Debentures is to be redeemed, the aggregate principal amount of Debentures to be redeemed and the aggregate principal amount of Debentures estimated to be outstanding after such partial redemption.

     SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, all Debentures called for redemption in whole or in part become due and payable only to the extent of the principal amount being redeemed and unpaid Interest accrued on such principal amount and Interest thereon through the Redemption Date (such principal and Interest being referred to herein as the "Redemption Price") on the Redemption Date and at the Redemption Price. Upon surrender to the Company, such Debentures called for redemption shall be paid at the Redemption Price.


                                 ARTICLE FOUR

                                   COVENANTS

     SECTION 4.01. Payment of Debenture. The Company shall pay the principal of and Interest on this Debenture on the dates and in the manner provided in Article Two, Article Three, and Article Five hereof.

     SECTION 4.02. Corporate Existence, Etc. The Company will preserve and keep in force and effect its corporate existence and all material licenses and permits reasonably necessary to the proper conduct of its business; provided that nothing contained in this Section 4.02 shall prevent the Company from consolidating with, selling all or substantially all of its properties and assets to, or being a party to a merger with any other Person if: (i) no Default exists or would result therefrom and (ii) the surviving Person is organized under the laws of the United States and expressly and unconditionally assumes in writing the due and punctual performance of all obligations hereunder and under the Debentures.

     SECTION 4.03. Insurance. The Company will maintain insurance coverage by financially sound and reputable insurers in such forms and amounts and against such risks as are reasonable for corporations of established reputation engaged in the same or similar business and owning and operating similar assets.

     SECTION 4.04. Taxes, Claims for Labor and Materials, Compliance with Laws.

     (a) The Company will promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon the Company, or upon or in respect of all or any part of the property or business of the Company, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid would become a lien or charge upon any property of the Company; provided that the Company shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (1) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings and (2) the Company shall set aside on its books, reserves deemed by it to be adequate with respect thereto.

     (b) The Company will promptly comply with all applicable laws, ordinances or governmental rules and regulations to which it is subject the penalty for violation of which would materially and adversely affect the properties, business, prospects, profits or condition of the Company.

     SECTION 4.05. Limitation on Dividends and Purchases of Capital Stock or Subordinated Indebtedness. The Company will not, directly or indirectly, declare or pay any dividend on, or make any distribution to the holders of, Capital Stock of the Company with respect to such Capital Stock (other than dividends in Capital Stock or rights to acquire Capital Stock) and neither the Company nor any Subsidiary may purchase, redeem, or otherwise acquire or retire for value any of the Capital Stock of the Company or Subordinated Indebtedness of the Company (collectively, a "Restricted Payment") unless at the time of such Restricted Payment, (a) no Default exists or would result therefrom, (b) immediately before and immediately after giving effect to such payment, its consolidated shareholder's equity, determined in accordance with GAAP, exceeds $300 million and (c) immediately before and immediately after giving effect to such payment, the Company could incur $1.00 of additional Indebtedness under the provisions of Section 4.07 (without giving effect to the proviso contained in such Section 4.07).

     SECTION 4.06. Reporting.

     (a) As soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, the Company shall deliver to each Holder copies of the audited consolidated balance sheet of the Company and its Subsidiaries together with the related consolidated statements of income and cash flows for such fiscal year prepared in accordance with GAAP consistently followed throughout the period involved and presenting fairly the financial condition of the Company and its Subsidiaries.

     (b) As soon as available, but in any event within sixty (60) days after the end of each fiscal quarter of the Company, the Company shall deliver to each Holder copies of the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated statements of income and cash flows for such fiscal quarter and the portion of the fiscal year through such fiscal quarter.

     SECTION 4.07. Incurrence of Additional Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, create, issue, assume, guarantee or otherwise in any manner become liable for or with respect to or otherwise incur (collectively, "incur" and with correlative meaning "incurrence" and "incurred") any Indebtedness unless immediately before and immediately after giving effect to such incurrence (a) its consolidated shareholder's equity, determined in accordance with GAAP, exceeds $300 million and (b) the ratio of Indebtedness to its consolidated shareholder's equity, determined in accordance with GAAP (utilizing a fair market value accounting convention), as increased by any unfunded, irrevocable subscriptions for Common Stock, would not equal or exceed the ratio of 5:00 to 1:00; provided that notwithstanding the foregoing, the Company shall be permitted to incur additional Indebtedness not to exceed in the aggregate ten percent (10%) of its consolidated shareholders' equity, determined in accordance with GAAP, at any time that this covenant would not otherwise be complied with until the Company has satisfied this covenant for twelve (12) consecutive months, at which time this proviso shall no longer become operative until the next time that the Company fails to meet this covenant and at least 360 days have elapsed.


                                 ARTICLE FIVE

                                  CONVERSION

     SECTION 5.01. Conversion Privilege.

     (a) Subject to and upon compliance with the provisions of this Article Five, the entire outstanding principal amount of this Debenture, or any portion thereof, is convertible into Common Stock at the option of the Holder at any time after the earlier to occur of (i) the first anniversary of the Company's initial public offering of its Common Stock, (ii) July 1, 1999, or (iii) an event described in Section 5.03(f). In addition, if this Debenture is called for redemption pursuant to the terms of Article Three hereof, the entire outstanding principal amount of this Debenture, or any portion thereof that is then called for redemption, is convertible into Common Stock at any time during the period commencing on the 50th day prior to the Redemption Date and ending on the 3rd day prior to the Redemption Date. On conversion of the entire outstanding principal amount of this Debenture, or any portion thereof, (x) any Mandatory Interest that is past due on the principal amount of such Debenture that is being converted shall be paid in U.S. Legal Tender, and (y) that portion of accrued and unpaid Deferred Interest attributable to the period from the Issue Date to the date of conversion with respect to the principal amount of this Debenture that is being converted and Interest thereon shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock in exchange for the Debenture being converted pursuant to the terms hereof.

     (b) The total number of shares of Common Stock issuable upon conversion shall be determined by dividing the principal amount of this Debenture being converted by the conversion price then in effect (the "Conversion Price"). The initial Conversion Price shall be $1,046. The Conversion Price shall be adjusted in certain instances as provided in Section 5.03.

     (c) Nothing in this Debenture shall grant, or shall be deemed to constitute the incurrence, creation, assumption or sufferance by the Company of, and the Holder of this Debenture shall not assert, any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on the Capital Stock deliverable upon conversion of this Debenture.

     (d) The Company covenants that if, at any time during which the conversion privilege has not terminated, the Common Stock becomes (or is required to be) registered under Section 12(b) or Section 12(g) of the Exchange Act, the Company will file a registration statement for the Common Stock to be reserved for issuance to the Holders upon conversion pursuant to this Article Five in accordance with the requirements of such act as promptly as practicable.

     SECTION 5.02. Exercise of Conversion Privilege.

     (a) In order to exercise the conversion privilege, the Holder of this Debenture shall surrender this Debenture, duly endorsed or assigned to the Company or in blank, at the Registry Office or any other office or agency designated in writing by the Company to the Holder of this Debenture, accompanied by written notice to the Company at such office or agency that the Holder of this Debenture elects to convert such Debenture.

     (b) This Debenture shall be deemed to have been converted immediately prior to the close of business on the day of surrender of this Debenture for conversion in accordance with the foregoing provisions, and at such time the rights of the Holder of this Debenture as a Holder shall cease, and the Person or Persons entitled to receive the Capital Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Capital Stock at such time. As promptly as practicable on or after the day of conversion, the Company shall issue and shall deliver at its principal office or other office or agency which it may designate in writing to the Holder of this Debenture or agency a certificate or certificates for the number of shares of Capital Stock issuable upon conversion (which may include fractional shares, as applicable).

     (c) If this Debenture is converted in part only, upon such conversion the Company shall execute and deliver to the Holder hereof, at the expense of the Company, a new Debenture or Debentures of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of this Debenture.

     SECTION 5.03. Adjustments of Conversion Price; Certain Other Adjustments.

     (a) In case the Company shall issue or sell any shares of Capital Stock or is deemed to have issued or sold such shares pursuant to Section 5.03(b) (except as provided in Section 5.03(e)) for a consideration per share less than 94% (or 100% if a stand-by underwriter is used and charges the Company a commission) of the Closing Price per share of such Capital Stock immediately prior to such issuance or sale, then immediately after such issuance or sale the Conversion Price shall be determined by multiplying (I) the Conversion Price in effect immediately prior to such issuance or sale by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Capital Stock outstanding (and deemed to be outstanding pursuant to Section 5.03(b)) immediately prior to such issuance or sale and (B) the number of shares (rounded up to the nearest share) that the Company could purchase with the aggregate gross proceeds received from the issuance or sale of such shares at 94% of the Closing Price per share of such Capital Stock immediately prior to such issuance or sale (or 100% in the case of a stand-by underwriting) and the denominator of which shall be the total number of shares of Capital Stock outstanding (and deemed to be outstanding pursuant to Section 5.03(b)) immediately after such issuance or sale. For purposes of this Section 5.03, the shares of Capital Stock into which the Debentures are convertible shall not be deemed to be outstanding. Notwithstanding the foregoing, no adjustment of the Conversion Price shall be required pursuant to this Section 5.03(a) unless such adjustment would require a decrease of at least one percent in the Conversion Price but any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall require a decrease of at least one percent in the Conversion Price.

     (b)  For the purposes of Section 5.03(a), the following paragraphs (1) to
(7), inclusive, shall also be applicable:

          (1) In case the Company shall grant, (whether directly or by assumption in a merger or otherwise) to holders of Capital Stock any rights (including options and warrants) to subscribe for, or any rights, options or warrants to purchase, Capital Stock or any stock or other securities convertible into or exchangeable for Capital Stock (such convertible or exchangeable stock or securities being herein called "Convertible

     Securities"), whether or not such rights, options or warrants or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Capital Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights, options or warrants, plus, in the case of any such rights, options or warrants which relate to such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the total maximum number of shares of Capital Stock issuable upon the exercise of such rights, options or warrants or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights, options or warrants) shall be less than ninety-four percent (94%) of the Closing Price per share of such Capital Stock in effect immediately prior to the time of the granting of such rights, options or warrants, then the total maximum number of shares of Capital Stock issuable upon the exercise of such rights, options or warrants or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights, options or warrants shall (as of the date of granting of such rights, options or warrants) be deemed to be outstanding and to have been issued for such price per share. Except as provided in Section 5.03(d), no further adjustments of the Conversion Price shall be made upon the actual issue of such Capital Stock or of such Convertible Securities upon exercise of such rights, options or warrants or upon the actual issue of such Capital Stock upon conversion or exchange of such Convertible Securities.

          (2) In case at any time the Company shall issue (whether directly or by assumption in a merger or otherwise, but not by way of a dividend or other similar type of distribution) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Capital Stock is issuable upon such conversion or exchange (determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Capital Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than ninety-four percent (94%) of the Closing Price per share of such Capital Stock in effect immediately prior to the time of such issuance or sale, then the total maximum number of shares of Capital Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that (i) except as provided in Section 5.03(d), no further adjustments of the Conversion Price shall be made upon the actual issue of such Capital Stock upon conversion or exchange of such Convertible Securities, and (ii) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of Section 5.03(b), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

          (3) In case at any time the Company shall declare a dividend or make any other distribution upon any Capital Stock of the Company payable in Capital Stock, any Capital Stock issuable in payment of such dividend or distribution shall be deemed to have been issued or sold with zero consideration.

          (4) Subject to the last sentence of this paragraph (4), in case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock and/or any other class of Capital Stock, evidences of its indebtedness, shares of any class of Capital Stock, cash or assets (including securities, but excluding (x) any rights, options or warrants referred to in paragraph (1) of this Section 5.03(b), (y) any dividend or distribution paid exclusively in cash out of the retained earnings of the Company and (z) any dividend or distribution referred to in paragraph (3) of this Section 5.03(b)), then, in lieu of the adjustments provided for in
     Section 5.03(a), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (7) of this Section 5.03(b)) of the Common Stock on the date of such effectiveness less the fair market value (as determined by the Company), on the date of such effectiveness, of the portion of the evidences of indebtedness, shares of Capital Stock, cash and assets so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock on the date of such effectiveness, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution (the "Reference Date"). If the Company determines the fair market value of any distribution for purposes of this paragraph (4) by reference to the actual or when issued trading market value for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share pursuant to paragraph (7) of this Section 5.03(b). For purposes of this paragraph (4), any dividend or distribution that includes shares of Capital Stock, rights, options or warrants to subscribe for or purchase shares of Capital Stock or other securities convertible into or exchangeable for shares of Capital Stock shall be deemed instead to be (a) (i) a dividend or distribution of the evidences of indebtedness, cash, assets or shares of Capital Stock other than such shares of Capital Stock, such rights, options or warrants or such other convertible or exchangeable securities (making any Conversion Price reduction required by paragraph (4) of this Section 5.03(b)) immediately followed by (ii) in the case of such shares of Capital Stock or such rights, options or warrants, a dividend or distribution thereof (making any further Conversion Price reduction required by paragraph (1) or (3) of this Section 5.03(b), and any shares of Capital Stock included in such dividend or distribution shall be deemed to be "outstanding" within the meaning of Section 5.03(a)) or (b) in the case of such other convertible or exchangeable securities, a dividend or distribution of such number of shares of Capital Stock as would then be issuable upon the conversion or exchange thereof, whether or not the conversion or exchange of such securities is subject to any conditions (making any further Conversion Price reduction required by paragraph (3) of this Section 5.03(b), and any shares deemed to constitute such dividend or distribution shall be deemed to be "outstanding" within the meaning of
     Section 5.03(a)).

          (5) In case at any time any shares of Capital Stock or Convertible Securities or any rights or options to purchase any such Capital Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount paid by the purchaser therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith. In case at any time any shares of Capital Stock or Convertible Securities or any rights or options to purchase any such Capital Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined reasonably and in good faith by the Company, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith. In case any shares of Capital Stock or Convertible Securities or any rights or options to purchase any such Capital Stock or Convertible Securities shall be issued in connection with any merger of another corporation into the Company, the amount of consideration therefor shall be deemed to be the fair value of such consideration as determined reasonably and in good faith by the Company. In case at any time any rights or options to purchase any shares of Capital Stock or Convertible Securities shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no consideration is allocated to such rights or options by the parties thereto, such rights or options shall be deemed to have been issued for an amount of consideration equal to the fair value thereof as determined reasonably and in good faith by the Company.

          (6) In case at any time the Company shall take a record of the holders of Capital Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Capital Stock or in Convertible Securities, or (ii) to subscribe for or purchase Capital Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Capital Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (7) For the purpose of any computation under paragraph (4) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices for 30 consecutive Trading Days commencing 45 days before such date (or if less than 30 consecutive days, for the maximum number of consecutive Trading Days elapsed commencing 45 days before such date).

     (c) In case at any time the Company shall subdivide its outstanding shares of Capital Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and conversely, in case the outstanding shares of Capital Stock of the Company shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

     (d) If the purchase price provided for in any right or option referred to in paragraph (1) of Section 5.03(b), or the rate at which any Convertible Securities referred to in paragraphs (1) or (2) of Section 5.03(b) are convertible into or exchangeable for Capital Stock, shall change or a different purchase price or rate shall become effective at any time or from time to time (other than under or by reason of provisions designed to protect against dilution), then, upon such change becoming effective, the Conversion Price then in effect hereunder shall forthwith be increased or decreased to such Conversion Price as would have obtained had the adjustments made upon the granting or issuance of such right or options or Convertible Securities been made upon the basis of (1) the issuance of the number of shares of Capital Stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (2) the granting or issuance at the time of such change of any such options, rights, or Convertible Securities then still outstanding for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price. On the expiration of any right or option referred to in paragraph (1) of Section 5.03(b), or on the termination of any right to convert or exchange any Convertible Securities referred to in paragraphs (1) or (2) of Section 5.03(b), the Conversion Price shall forthwith be readjusted to such amount as would have obtained had the adjustment made upon the granting or issuance of such rights or options or Convertible Securities been made upon the basis of the issuance or sale of only the number of shares of Capital Stock actually issued upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities. If the purchase price provided for in any such right or option, or the rate at which any such Convertible Securities are convertible into or exchangeable for Capital Stock, shall change at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Capital Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Security, the Conversion Price then in effect hereunder shall forthwith be decreased to such Conversion Price as would have obtained had the adjustments made upon the issuance of such right or option or Convertible Security been made upon the basis of the issuance of (and the total consideration received for) the shares of Capital Stock delivered as aforesaid.

     (e) The Company shall not be required to make any adjustment of the Conversion Price in the case of:

          (1) the issuance of any shares of Capital Stock in exchange for, or on conversion of (in either case, on a one-for-one basis), any shares of Capital Stock of another class or series, provided that the only material differences between (i) the shares of Capital Stock surrendered in exchange or converted, and (ii) the shares of another class or series of Capital Stock thereupon issued, with respect to their relative powers, designations, preferences, and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions of such powers, preferences or rights, are differences in voting rights,

          (2) the issuance of any shares of Capital Stock (or securities convertible into Capital Stock) upon satisfaction of either the Company's 7.25% Convertible Debentures due December 31, 1999 or the Company's 7.00% Convertible Debentures due December 31, 2000,

          (3) the issuance of any shares of Capital Stock (or securities convertible into Capital Stock) pursuant to the offering described in the Company's private placement memorandum dated May 17, 1994, as amended or supplemented from time to time, and the issuance of any shares of Capital Stock upon satisfaction of any such securities convertible into Capital Stock, or

          (4) the issuance of Capital Stock pursuant to the exercise of stock options or warrants currently (i) outstanding or authorized or (ii) issued by an entity as to which or with which the Company merges, combines or consolidates or, prior to date hereof, has merged, combined or consolidated.

     (f) In case of any consolidation or merger of the Company with or into any other corporation or any merger of another Person into the Company (other than a merger in which the Company is the surviving Person) or any statutory exchange of securities with another Person or the sale or other disposition of all or substantially all of the properties and assets of the Company to any other Person, there shall be no adjustment of the Conversion Price pursuant to Section 5.03, but the Holder of this Debenture shall have the right after such consolidation, merger, statutory exchange, sale or conveyance to convert this Debenture into the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance by a holder of the number of shares of Capital Stock into which this Debenture might have been converted immediately prior to such consolidation, merger, statutory exchange, sale or conveyance (assuming for the purpose of this sentence only that this Debenture was convertible at such time under this Article Five), assuming such holder of Capital Stock exercises his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance in the same manner as did the holders of a majority (or if there shall be no majority, in the same manner as did the holders of a plurality) of the shares of Common Stock in such transaction. The Company shall provide to the Registered Holder at least thirty (30) days prior written notice of the scheduled occurrence of an event described in this Section 5.03(f).

     The above provisions of this Section 5.03(f) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

     SECTION 5.04. Notice of Adjustments of Conversion Price. Whenever the Conversion Price is adjusted as herein provided:

     (a) the Company shall compute the adjusted Conversion Price in accordance with Section 5.03 and shall prepare a certificate signed by the secretary of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed in the minute book of the Company;

     (b) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted conversion price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Company to the Holder at the address appearing in the Register; and

     (c) the certificate of the secretary of the Company setting forth the adjusted Conversion Price shall be conclusive evidence that the adjustment is correct absent manifest error.

     SECTION 5.05. Notice of Certain Corporate Action. In case:

     (a) the Company shall declare a dividend (or any other distribution) on its Capital Stock payable otherwise than in cash out of its capital surplus; or

     (b) the Company shall authorize the granting of its Capital Stock of (i) rights or warrants to subscribe for or purchase any shares of Capital Stock of any class, or (ii) any other rights; or

     (c) of any reclassification of the Capital Stock of the Company (other than a subdivision or combination of its outstanding shares of Capital Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

     (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company shall cause to be filed in the minute book of the Company and shall cause to be mailed to the Holder of this Debenture at the Holder's last address appearing in the Register, at least thirty (30) days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Capital Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Capital Stock of record shall be entitled to exchange their shares of Capital Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

     SECTION 5.06. Company to Reserve Capital Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Capital Stock, for the purpose of effecting the conversion of the Debentures, the full number of shares of Capital Stock then issuable upon the conversion of all outstanding Debentures, and the Company will maintain at all times all other rights and privileges sufficient to enable it to fulfill all its obligations hereunder.

     SECTION 5.07. Taxes on Conversion. The Company will pay any and all stamp and transfer taxes that may be payable in respect of the issue or delivery of shares of Capital Stock on conversion of this Debenture pursuant to the terms hereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Capital Stock in a name other than that of the Holder of this Debenture or Debentures to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

     SECTION 5.08. Covenant as to Capital Stock. The Company covenants that all shares of Capital Stock which may be issued upon conversion of this Debenture will upon issue be duly authorized, validly issued, fully paid and nonassessable.

     SECTION 5.09. Registration and Listing of Common Stock. If any shares of Common Stock required to be reserved for purposes of conversions of Debentures hereunder require registration with or approval of any governmental authority under any Federal or state law (other than the Securities Act) before such shares may be issued upon conversion, the Company will, at its expense and as expeditiously as possible, use commercially reasonable efforts to cause such shares to be duly registered or approved, as the case may be. If and so long as the Common Stock is listed on any national securities exchange, the Company will, at its expense, obtain promptly and maintain the approval for listing on each such exchange upon official notice of issuance, of shares of Common Stock issuable upon conversion of the then outstanding Debentures and maintain the listing of such shares after their issuance; and the Company will also list on the national securities exchange, will register under the Exchange Act and will maintain such listing of, any other securities that at any time are issuable upon conversion of the Debentures, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company or shall require registration under the Exchange Act.


                                  ARTICLE SIX

                             DEFAULT AND REMEDIES

     SECTION 6.01. Events of Default. An "Event of Default" with respect to this Debenture occurs if:

     (a) the Company defaults in the payment of Interest on this Debenture or any other Debenture when the same becomes due and payable and the default continues for a period of 5 days after an Interest Payment Date.

     (b) the Company defaults in the payment of the principal of this Debenture or any other Debenture when the same becomes due and payable at maturity, upon redemption or otherwise;

     (c) the Company fails to comply with any of its covenants or other agreements contained in this Debenture and the default continues for the period and after the notice specified below;

     (d) there shall be a default under any bond, debenture, note or other evidence of Indebtedness of the Company or any Subsidiary or under any mortgage, debenture or other instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any Subsidiary or under any guarantee of the payment by the Company or any Subsidiary of Indebtedness, whether such Indebtedness or guarantee now exists or shall hereafter be created, which default relates to (i) the obligation to pay the principal of or interest on any such Indebtedness or guarantee which default shall have resulted in such Indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) an obligation other than the obligations to pay the principal of or interest on any such Indebtedness and which default shall have resulted in such Indebtedness becoming or being declared due and payable prior to its stated maturity; provided that no default under this clause (d) shall exist if all such defaults do not relate to such Indebtedness or such guarantees with an aggregate principal amount of at least $10,000,000;

     (e) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law (as defined below) (A) becomes insolvent, (B) fails generally to pay its debts as they become due, (C) admits in writing its inability to pay its debts as they become due, (D) commences a voluntary case or proceeding, (E) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding, (F) consents to the appointment of a Custodian (as defined below) of it or for any material part of its property, (G) consents to or acquiesces in the institution of bankruptcy or insolvency proceedings to or against it, (H) applies for, consents to or acquiesces in the appointment of or taking possession by a Custodian of the Company or any such Material Subsidiary or for any material part of the Company's or any such Material Subsidiary's property, or (I) makes a general assignment for the benefit of its creditors;

     (f) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Material Subsidiary in an involuntary case or proceeding under any Bankruptcy Law which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Material Subsidiary, (B) appoint a Custodian of the Company or any Material Subsidiary or for any material part of its property or (C) order the winding-up or liquidation of its affairs, and such judgment, decree or order shall remain unstayed and in effect for a period of thirty (30) consecutive days; or any warrant of attachment is issued against any portion of the property of the Company or any Material Subsidiary which is not released within 60 days of service; or

     (g) uninsured final judgments for the payment of money which in the aggregate at any one time exceed $10,000,000 shall be rendered against the Company or any Material Subsidiary by a court of competent jurisdiction, and shall remain undischarged for a period (during which execution shall not be effectively stayed) of 30 days after such judgment becomes final and nonappealable.

     The term "Bankruptcy Law" means Title 11 of the United States Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     A Default under clause (c) is not an Event of Default until the Holders of at least a majority in aggregate principal amount of the then outstanding Debentures (excluding any Debentures held by the Company or any of its Affiliates) notify the Company of the Default and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." When a Default is cured, it ceases.

     SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(a), Section 6.01(b), Section 6.01(e) or
Section 6.01(f)) occurs and is continuing, the Holders of at least a majority in aggregate principal amount of the Debentures then outstanding (excluding any Debentures held by the Company or any of its Affiliates) may, by notice to the Company, declare all unpaid principal and accrued Interest to the date of acceleration on the Debentures then outstanding (if not then due and payable) to be due and payable on the "Acceleration Date," which shall be the first to occur of (x) an acceleration of any Senior Indebtedness in an aggregate amount in excess of $500,000, or (y) the fifth Business Day after the receipt of notice of such declaration by the Company; provided that in the event the condition giving rise to such Event of Default shall have ceased to exist or payment shall have been made prior to the Acceleration Date, such declaration shall be automatically rescinded and such amounts shall no longer become due and payable pursuant hereto. If an Event of Default specified in Section 6.01(a) or Section 6.01(b) occurs and is continuing, (i) any Holder may, by notice to the Company, declare all unpaid principal and accrued Interest to the date of acceleration on its Debenture (if not then due and payable) to be due and payable on the Acceleration Date; provided that in the event the condition giving rise to such Event of Default shall have ceased to exist or payment shall have been made prior to the Acceleration Date, such declaration shall be automatically rescinded and such amounts shall no longer become due and payable pursuant hereto and (ii) the Holders of at least 25% in aggregate principal amount of the Debentures then outstanding may, by notice to the Company, declare all unpaid principal and accrued Interest to the date of acceleration on the Debentures then outstanding (if not then due and payable) to be due and payable on the Acceleration Date; provided that in the event the condition giving rise to such Event of Default shall have ceased to exist or payment shall have been made prior to the Acceleration Date, such declaration shall automatically be rescinded and such amounts shall no longer become due and payable pursuant hereto. If an Event of Default specified in Section 6.01(e) or Section 6.01(f) occurs, all unpaid principal and accrued Interest on this Debenture then outstanding shall become immediately due and payable without any declaration or other act on the part of any Person. Upon payment of such principal amount and Interest, all of the Company's obligations under this Debenture shall terminate. The Holders of a majority in aggregate principal amount of the then outstanding Debentures (excluding any Debentures held by the Company or any of its Affiliates) by notice to the Company may rescind an acceleration and its consequences if (i) all existing Events of Default, other than the non-payment of the principal of the Debentures which has become due solely by such declaration of acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, and (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. It is expressly understood and agreed that the decision so to waive any Default and so to rescind and annul any consequences thereof is within the sole judgment and control of the Holders and such Holders shall be under no obligation to do so.

     SECTION 6.03. Other Remedies. If an Event of Default with respect to this Debenture occurs and is continuing and, except in the case of Defaults under Sections 6.01(e) and 6.01(f), the Indebtedness represented hereby has been declared due and payable pursuant to Section 6.02 hereof, the Holder hereof may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or Interest on this Debenture or to enforce the performance of any provision of this Debenture.

     A delay or omission by the Holder of this Debenture in exercising any right or remedy accruing upon Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

     SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the then outstanding Debentures (excluding any Debentures held by the Company or any of its Affiliates) on behalf of the Holders of all the Debentures, including this Debenture, by notice to the Company, may waive an existing Default or Event of Default and its consequences; except a Default or an Event of Default in the payment of the principal of or Interest on any Debenture, or in respect of a covenant or provision hereof which under Article Eight cannot be modified or amended without the consent of the Holder of each outstanding Debenture affected. When a Default or Event of Default is waived, it is cured and ceases; but no such waiver shall extend to any subsequent default or impair any right consequent thereon.

     SECTION 6.05. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Debenture, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.05 does not apply to a suit by a Holder or Holders of more than 10% in aggregate principal amount of the then outstanding Debentures.

                                 ARTICLE SEVEN

                                 SUBORDINATION

     SECTION 7.01. Subordination of Debentures to Senior Indebtedness. The Company, for itself and its successors, and the Holder, by acceptance of this Debenture agree that the payment of the principal and Interest on this Debenture is subordinated, to the extent and in the manner provided in this Article Seven, to the prior payment in full of all Senior Indebtedness.

     This Article Seven shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and they or any of them may enforce such provisions.

     The expressions "prior payment in full," "payment in full" and "paid in full" and any other similar term or phrase when used in this Article Seven with respect to Senior Indebtedness shall mean the payment in full of the principal of and premium, if any, and Interest (including post-petition interest on such Senior Indebtedness to the extent and only to the extent, that such post-petition interest is an allowed claim against the Company which is enforceable against the Company in a bankruptcy case under Title 11 of the United States
Code) on such Senior Indebtedness.

     SECTION 7.02.  No Payment on Debenture in Certain Circumstances.

     (a) No payment shall be made on account of principal of or Interest on this Debenture or any of the Debentures, or to acquire this Debenture or any of the Debentures for cash or property other than Capital Stock of the Company, or on account of the redemption provisions contained in this Debenture or any of the Debentures (i) upon the maturity of any Senior Indebtedness in an aggregate amount in excess of $500,000 by lapse of time, acceleration or otherwise, unless and until all principal thereof and interest thereon shall first be paid in full in cash or cash equivalents, or such payment is duly provided for in a manner satisfactory to the holders of a majority in aggregate principal amount of the then outstanding Senior Indebtedness or (ii) in the event that the Company shall default in the payment of any principal of, premium, if any, or interest on any Senior Indebtedness in an aggregate amount in excess of $500,000 when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, unless and until such default shall have been cured or waived or shall have ceased to exist or payment has been made; provided, however, that clause (ii) of this paragraph (a) shall not prevent the making of any payment for more than 179 days after the Default Notice (as defined in Section 7.02(b) shall have been given unless the Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety, in which case no such payment may be made until such acceleration has been rescinded or annulled (by cure of the default giving rise thereto or otherwise) or such Senior Indebtedness has been paid in full. In the event that such payments in respect of principal of or Interest on this Debenture or any other Debenture are or were suspended pursuant to clause (ii) of this paragraph (a), such payments may not be suspended again under this paragraph (a) until 360 days after the date of the Default Notice which caused the next preceding 179-day payment suspension period unless the Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety, in which case no payment on account of principal of or interest on this Debenture or any other Debenture may be made until such acceleration has been rescinded or annulled (by cure of the default giving rise thereto or otherwise) or such Senior Indebtedness has been paid in full. Notwithstanding the foregoing, no event of default which existed or was continuing on the date of any Default Notice shall be made the basis for the giving of a second Default Notice.

     (b) Upon the happening of an event of default (or if an event of default would result upon any payment with respect to this Debenture or any of the Debentures) with respect to any Senior Indebtedness in an aggregate amount in excess of $500,000, as such event of default is defined therein or in the instrument under which it is outstanding, permitting the holders to accelerate the maturity thereof upon written notice thereof given to the Company by any holders of such Senior Indebtedness or their authorized representative ("Default Notice"), then, unless and until such event of default shall have been cured or waived by the holders of such Senior Indebtedness or their authorized representative or shall have ceased to exist, no direct or indirect payment shall be made by the Company with respect to the principal of or Interest on this Debenture or any of the Debentures or to acquire or redeem this Debenture or any of the Debentures on account of the redemption provisions contained in this Debenture or any of the

Debentures; provided, however, that this paragraph (b) shall not prevent the making of any payment for more than 179 days after the Default Notice shall have been given unless the Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety, in which case no such payment may be made until such acceleration has been rescinded or annulled (by cure of the default giving rise thereto or otherwise) or such Senior Indebtedness has been paid in full. In the event that payments in respect of principal of or Interest on this Debenture or any other Debenture are or were suspended pursuant to this paragraph (b), such payments may not be suspended again under this paragraph (b) until 360 days after the date of the Default Notice which caused the next preceding 179-day payment suspension period unless the Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety, in which case no payment on account of principal of or Interest on this Debenture or any other Debenture may be made until such acceleration has been rescinded or annulled (by cure of the default giving rise thereto or otherwise) or such Senior Indebtedness has been paid in full. Notwithstanding the foregoing, no event of default which existed or was continuing on the date of any Default Notice shall be made the basis of the giving of a second Default Notice.

     (c) In furtherance of the provisions of Section 7.01, in the event that, notwithstanding the foregoing provisions of this Section 7.02, any payment on account of principal of or Interest on this Debenture or any of the Debentures or on account of redemption of this Debenture or any of the Debentures shall be made by or on behalf of the Company and received by the Holder of this Debenture or any of the Debentures or money for any such payment shall be segregated and held in trust, at a time when such payment was prohibited by the provisions of this Section 7.02, then, unless and until such payment is no longer prohibited by this Section 7.02, such payment shall be held in trust for the benefit of and shall upon demand be immediately paid over to, the holders of Senior Indebtedness or their authorized representative, ratably according to the aggregate amount remaining unpaid on account of the principal of and interest on the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms in cash or cash equivalents or such payment is duly provided for in a manner satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution or provision therefor to or for the holders of Senior Indebtedness. The Company shall give prompt written notice to the Holder of this Debenture and the Holders of all other Debentures of any default or failure to make payments of principal or interest on such Senior Indebtedness or a default which results in the acceleration of such Senior Indebtedness, under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued. Failure to give such notice shall not affect the subordination of this Debenture or any of the Debentures to the Senior Indebtedness as provided in this Article Seven.

     SECTION 7.03. Debenture Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Company. Upon any payment or distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the

Company (whether in bankruptcy, insolvency or receivership proceedings or upon any assignment for the benefit of the creditors or otherwise):

     (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full (or to have such payment duly provided for) of the principal and interest due thereon before the Holder of this Debenture or the Holder of any other Debenture is entitled to receive any payment on account of the principal of or Interest on this Debenture or any of the Debentures (for such purpose, Senior Indebtedness shall be deemed paid in full if all amounts due thereon have been recovered (x) in cash, or (y) in property (other than cash), stock, obligations or any combination thereof, with or without cash, valued as being payment in full by an independent and disinterested third party selected by mutual agreement of the holders of a majority in aggregate principal amount of the then outstanding Senior Indebtedness and the Holders of a majority in aggregate principal amount of the then outstanding Debentures,

     (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holder of this Debenture or the Holders of any of the Debentures would be entitled except for the provisions of this Article Seven shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution, directly to the holders of Senior Indebtedness of their authorized representative, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid determined in accordance with subsection (a) of this Section 7.03, after giving effect to any concurrent payment or distribution or provision thereof to the holders of such Senior Indebtedness, provided that in the event that a determination in accordance herewith is made that the Senior Indebtedness has been paid in full based on the receipt by the holders of the Senior Indebtedness of any property (other than cash), stock or obligations or any combination thereof with or without cash, then any payment or delivery of cash by the Company to the Holder of this Debenture or to the Holders of any other Debentures shall be paid to the holders of the Senior Indebtedness until such time as the holders of the Senior Indebtedness shall have received payment in full solely in cash and, in exchange therefor, the holders of the Senior Indebtedness shall pay over to the Holders of the Debentures an equivalent value, as determined by the independent third party selected by mutual agreement of the holders of a majority in aggregate principal amount of the then outstanding Senior Indebtedness and the Holders of a majority in aggregate principal amount of the then outstanding Debentures, of such property, stock or obligations as the holders of the Senior Indebtedness shall have received from the Company such payment of equivalent value to be allocated among the Holders of the Debentures pro rata according to their share of aggregate principal outstanding under the then outstanding Debentures; and provided further,

          (i) in the event that payment or delivery by the Company of such property, cash, stock or obligations to the Holders of the Debentures is authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of the Debentures to Senior Indebtedness, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy or reorganization law, no payment or delivery by the Company of such property (other than cash), stock or obligations payable or deliverable with respect to such Debentures shall be made to the holders of Senior Indebtedness; and

          (ii) no such delivery shall be made to holders of Senior Indebtedness of stock or obligations which are issued in respect of the Debentures pursuant to reorganization proceedings, or upon any merger, consolidation, sale, lease transfer or other disposal not prohibited by the provisions of this Debenture by the Company, as reorganized, or by the corporation succeeding to the Company or acquiring its property and assets, if such stock or obligations are subordinate and junior at least to the extent provided in this Section to the payment of any stock or obligations which are issued in exchange or substitution for any Senior Indebtedness then outstanding;

     (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities shall be received by the Holder of this Debenture or any such payment or distribution shall be segregated or held in trust on account of principal of or Interest on this Debenture before all Senior Indebtedness is paid in full, or provision made for its payment, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or provided for (pro rata as to each of such holders on the basis of the respective amount of Senior Indebtedness held by them) or their authorized representative, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

     The Company shall give prompt written notice to the Holder of this Debenture and all other Holders of the Debentures of any dissolution, winding up, liquidation or reorganization of the Company or assignment for the benefit of creditors. Failure to give such notice shall not affect the subordination of this Debenture or any other Debenture to the Senior Indebtedness as provided in this Article Seven.

     SECTION 7.04. Holder of Debenture to Be Subrogated to Rights of Holders of Senior Indebtedness. Subject to the indefeasible payment in full of all Senior Indebtedness, the Holder of this Debenture and all other Holders of the Debentures shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on this Debenture and all other Debentures shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of Senior Indebtedness by or on behalf of the Company or by or on behalf of the Holder of this Debenture and the Holders of all other Debentures by virtue of

Article Seven which otherwise would have been made to the Holder of this Debenture shall, as between the Company and the Holder of this Debenture, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article Seven are and are intended solely for the purpose of defining the relative rights of the Holder of this Debenture and the Holders of all other Debentures, on the one hand, and the holders of Senior Indebtedness, on the other hand.

     SECTION 7.05. Obligations of the Company Unconditional. Nothing contained in this Article Seven or elsewhere in this Debenture or any other Debenture is intended to or shall impair, as between the Company and the Holder of this Debenture, the obligation of the Company which is absolute and unconditional, to pay to the Holder of this Debenture the principal of and Interest on this Debenture as and when the same shall become due and payable in accordance with the terms hereof, or is intended to or shall affect the relative rights of the Holder of this Debenture and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder of this Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Debenture, subject to the rights, if any, under this Article Seven of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received or receivable upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Article Seven, the Company and the Holder of this Debenture shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Holder of this Debenture for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Seven.

     SECTION 7.06. Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by an act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Debenture, regardless of any knowledge thereof which any such holder may have or with which such holder otherwise may be charged. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to this Debenture.

     SECTION 7.07. Article Seven Not to Prevent Events of Default. The failure to make a payment on account of principal of or Interest on this Debenture or any of the other Debentures by reason of any provision of this Article Seven shall not be construed as preventing the occurrence of an Event of Default under Article Six hereof.

                                 ARTICLE EIGHT

                            AMENDMENTS AND WAIVERS

     SECTION 8.01. With Consent of Holders. The Company, when having provided at least 15 days' prior written notice to all Holders, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the then outstanding Debentures (excluding any Debentures held by the Company or any of its Affiliates) may amend or supplement such Debentures (including this Debenture); provided that no provision of Article Five may be amended or supplemented without the written consent of the Holder or Holders of at least 75% in aggregate principal amount of Debentures then outstanding (excluding any Debentures held by the Company or any of its Affiliates). The Holder or Holders of a majority in aggregate principal amount of the then outstanding Debentures may waive compliance by the Company with any provision of such Debentures as it relates to such Holder or Holders provided such Holder or Holders provide written notice to each other Debentureholder. However, without the consent of each Debentureholder, no amendment, supplement or waiver, including a waiver pursuant to Section 8.04 may:

          (1) reduce the principal amount of such Debentures whose Holders must consent to an amendment, supplement or waiver of any provision of Debenture;

          (2) reduce the rate of Interest on any Debenture;

          (3) reduce the principal amount due on any Debenture;

          (4) change the Maturity Date of Debentures or alter the redemption provisions with respect thereto in a manner adverse to such Holder;

          (5) make any changes in Section 6.04 or this Section 8.01, except to increase any such percentage or to provide that certain other provisions of this Debenture cannot be modified or waived without the consent of the Holder of each Debenture affected thereby;

          (6) make the principal of any Debenture payable with anything other than U.S. Legal Tender and the Interest payable in anything other than U.S. Legal Tender or, in the case of conversion, Common Stock; or

          (7) modify the provisions of Article Five or Article Seven in a manner adverse to any Holder of any Debenture.

     It shall not be necessary for the consent of the Holders of Debentures under this Section 8.01 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 8.01 becomes effective, the Company shall provide notice, pursuant to Section 9.01 to the Holders affected thereby setting forth the amendment, supplement or waiver. Any failure of the Company to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any amendment.

     SECTION 8.02. Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to it by a Holder of a Debenture is a continuing consent by such Holder and every subsequent Holder of such Debenture or portion of such Debenture that evidences the same debt as the consenting Holder's Debenture, even if notation of the consent is not made on any Debenture. However, any such Holder or subsequent Holder may revoke the consent as to his Debenture or portion of a Debenture. Such revocation shall be effective only if the Company receives the notice of such revocation before the date on which the Company receives the consent of Holders of the requisite principal amount of the then outstanding Debentures to such amendment, supplement or waiver.

     The Company may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders of the Debentures entitled to consent to any amendment, supplement or waiver. If a Record Date is fixed, then notwithstanding the last two sentences of the immediately preceding paragraph, those Persons who were Holders of the Debentures at such Record Date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such Record Date.

     After an amendment, supplement or waiver becomes effective, it shall bind every Holder of the Debentures, unless it makes a change described in any of clauses (1) through (7) of Section 8.01, in which case the amendment, supplement or waiver shall bind only each Holder of a Debenture who has consented to it and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same debt as the consenting Holder's Debenture.

     SECTION 8.03. Notation on or Exchange of Debentures. If an amendment, supplement or waiver changes the terms of a Debenture, the Company may require the Holder of this Debenture to deliver it to the Company. The Company may place an appropriate notation on the Debenture about the changed terms and return it to the Holder. Alternatively, if the Company has so determined, the Company in exchange for this Debenture may issue a new Debenture that reflects the changed terms.

     SECTION 8.04. Effect of Amendment. Upon the execution of any amendment pursuant to the provisions hereof, this Debenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations and duties under this Debenture of the Company and the Holders of this Debenture shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such amendment shall be and be deemed to be part of the terms and conditions of this Debenture for any and all purposes.


                                 ARTICLE NINE

                                 MISCELLANEOUS

     SECTION 9.01. Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier by a nationally recognized express courier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     if to the Company:       Security Capital Realty Incorporated
                              125 Lincoln Avenue, Suite 300
                              Santa Fe, New Mexico  87501
                              Attn:  Paul E. Szurek

     if to the Holder of
     this Debenture:          At its address listed in the Register.

     Any notice or communication to the Company or the Holder of this Debenture shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if telecopied; one (1) day (three (3) days in the case of international deliveries) after dispatch if sent by a nationally recognized express courier for overnight delivery; and five (5) calendar days (seven (7) days in the case of international deliveries) after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

     Where this Debenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed by first-class mail, postage prepaid to such Registered Holders as their names and addresses appear in the Register. Where this Debenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Company, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In any case where notice to Holders is given by mail, neither the failure to mail such notices nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

     SECTION 9.02. Consents. Failure to respond to any notice given pursuant to the terms of this Debenture shall not be deemed consent to any proposed action described in such notice.

     SECTION 9.03. Governing Law. This Debenture and the Debentures of any series shall be governed and construed in accordance with the laws of the State of Maryland without regard to principles of conflicts of law.

     SECTION 9.04. No Adverse Interpretation of Other Agreements. This Debenture may not be used to interpret any debenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such debenture, loan or debt agreement may not be used to interpret this Debenture.

     SECTION 9.05. No Recourse Against Others. A director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under this Debenture or under any other Debenture or for any claim based on, in respect of or by reason of such obligations. The Holder of this Debenture, by accepting this Debenture, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Debentures.

     SECTION 9.06. Successors. All agreements of the Company in this Debenture shall bind its successor.

     SECTION 9.07. Severability. In case any provision in this Debenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto. This Debenture shall be construed to give economic effect to the intent of the parties hereto. Without limiting the foregoing, in the event and to the extent that payment of any portion of Interest shall at any time be unlawful or unenforceable, such portion of such Interest (including, without limitation, any Interest as to which interest thereon is payable hereunder) as may be necessary to give economic effect to the intent of the parties hereto, shall be deemed to be principal.

     SECTION 9.08. Replacement. In the event (a) any Holder exercises its rights under a registration rights agreement with the Company to have this Debenture registered under the Securities Act, or, (b) if earlier, at the election of the Company at any time after the Company becomes listed for trading on a national securities exchange, the Company will take all such actions reasonably required to issue to the Holders, at no additional consideration, in replacement of the Debentures, debentures of the Company of like principal amount identical in all material respects to the Debentures, to be issued pursuant to an indenture to be qualified under the Trust Indenture Act of 1939, as amended, and to be between the Company and a trustee to be selected by the Company that is also qualified under the Trust Indenture Act of 1939, as amended.

     IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed, and its corporate seal to be hereunto affixed and attested, all as of the date first written above.

The principal amount of this Debenture is $_______________.

Dated as of _________ __, 1994



                                            SECURITY CAPITAL REALTY INCORPORATED

                                            By:
                                                --------------------------------
                                                Paul E. Szurek,
                                                Secretary



                                     -38-